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INTELLIGENT REASONING SYSTEMS, INC.
Consolidated Financial Statements
December 31, 2000 and 1999

INTELLIGENT REASONING SYSTEMS, INC.
Index

Report of Independent Accountants

To the Board of Directors and Stockholders of
Intelligent Reasoning Systems, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Intelligent Reasoning Systems, Inc. and its subsidiary at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As discussed in Note 14 to the consolidated financial statements, the Company was acquired by Photon Dynamics on July 16, 2001. The purchaser's basis in the net assets will differ from that reflected in the accompanying historical consolidated financial statements. No adjustments have been made in the accompanying historical consolidated financial statements to reflect this transaction.

/s/ PricewaterhouseCoopers LLP

Austin, Texas
January 7, 2002

INTELLIGENT REASONING SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2000	1999
Assets
Current assets:
Cash and cash equivalents	$1,584	$3,427
Accounts receivable, net of allowance of $500 and $0, respectively	449	—
Inventories, net	11,125	3,380
Other current assets	508	221

Total current assets	13,666	7,028
Property and equipment, net	2,509	1,147
Other non-current assets	379	108

Total assets	$16,554	$8,283

Liabilities, mandatorily redeemable convertible preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$4,002	$2,335
Accrued expenses	1,519	1,689
Deferred revenue	3,465	—
Customer deposits	25	267
Current maturities of notes payable to bank	3,074	77
Current portion of capital lease obligations	221	112
Current maturities of senior subordinated notes payable	5,264	—
Other current liabilities	290	227

Total current liabilities	17,860	4,707
Notes payable to bank, net of current portion	11	35
Capital lease obligations, net of current portion	279	169

Total liabilities	18,150	4,911

Commitments and contingencies
Mandatorily redeemable convertible preferred stock, $0.001 par value:
Series B; 2,068,747 shares authorized, 1,902,081 shares issued and outstanding; liquidation preference of $0.60 per share	1,194	1,164
Series C; 6,759,143 shares authorized, issued and outstanding; liquidation preference of $0.74 per share	5,146	5,066
Series D; 19,432,009 shares authorized, 19,059,036 shares issued and outstanding; liquidation preference of $0.37 per share	7,002	6,867
Series E; 30,000,000 shares authorized, 14,550,000 and 3,751,552 shares issued and outstanding, respectively; liquidation preference of $1.00 per share	13,234	3,081
Series A; 254,780 shares authorized, issued and outstanding; liquidation preference of $1.63 per share	388	388
Preferred stock warrants	1,746	20

Total mandatorily redeemable convertible preferred stock	28,710	16,586

Stockholders' deficit:
Common stock, $0.001 par value; 81,000,000 shares authorized; 7,492,885 and 4,118,052 issued and outstanding, respectively	7	4
Additional paid-in capital	582	59
Notes receivable from stockholders	(673)	(12)
Deferred stock-based compensation	(102)	—
Accumulated deficit	(30,120)	(13,265)

Total stockholders' deficit	(30,306)	(13,214)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders' deficit	$16,554	$8,283

The accompanying notes are an integral part of these consolidated financial statements.

INTELLIGENT REASONING SYSTEMS, INC.
Consolidated Statements of Operations
(In thousands)

	For the Year Ended December 31,
	2000	1999
Revenue	$2,236	$741
Cost of revenue	4,805	1,196

Gross margin	(2,569)	(455)

Operating expenses:
Sales and marketing	4,906	2,328
Research and development	2,906	2,606
General and administrative	5,929	2,001

Total operating expenses	13,741	6,935

Loss from operations	(16,310)	(7,390)

Other income (expense):
Interest income	64	41
Interest expense	(609)	(123)

Total other income (expense)	(545)	(82)

Net loss	(16,855)	(7,472)

Accretion on mandatorily redeemable convertible preferred stock	(618)	(256)

Net loss attributable to common stockholders	$(17,473)	$(7,728)

The accompanying notes are an integral part of these consolidated financial statements.

INTELLIGENT REASONING SYSTEMS, INC.
Consolidated Statements of Changes in Stockholders' Deficit
(In thousands, except share data)

	Common Stock			Notes Receivable from Stockholders	Deferred Stock- based Compensation
			Additional Paid-in Capital			Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount
Balances at December 31, 1998	3,062,802	$3	$261	$—	$—	$(5,793)	$(5,529)
Exercise of stock options	750,250	1	42	—	—	—	43
Issuance of notes receivable for exercise of stock options	305,000	—	12	(12)	—	—	—
Accretion on mandatorily redeemable convertible preferred stock	—	—	(256)	—	—	—	(256)
Net loss	—	—	—	—	—	(7,472)	(7,472)

Balances at December 31, 1999	4,118,052	4	59	(12)	—	(13,265)	(13,214)
Issuance of warrants	—	—	4	—	—	—	4
Exercise of stock options	199,833	—	15	—	—	—	15
Issuance of notes receivable for exercise of stock options	3,175,000	3	658	(661)	—	—	—
Accretion on mandatorily redeemable convertible preferred stock	—	—	(618)	—	—	—	(618)
Stock-based compensation	—	—	464	—	(102)	—	362
Net loss	—	—	—	—	—	(16,855)	(16,855)

Balances at December 31, 2000	7,492,885	$7	$582	$(673)	$(102)	$(30,120)	$(30,306)

The accompanying notes are an integral part of these consolidated financial statements.

INTELLIGENT REASONING SYSTEMS, INC.
Consolidated Satements of Cash Flows
(In thousands)

	For the Year Ended December 31,
	2000	1999
Cash flows from operating activities:
Net loss	$(16,855)	$(7,472)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	480	217
Provision for bad debts	500	—
Provision for inventory obsolescence	47	18
Non-cash interest expense	371	—
Stock-based compensation	362	—
Net changes in operating assets and liabilities:
Accounts receivable	(949)	—
Inventories	(7,791)	(2,504)
Other assets	(485)	(131)
Accounts payable	1,668	1,779
Accrued expenses	465	1,281
Customer deposits	(242)	267
Deferred revenue	3,465	—
Other liabilities	62	—

Net cash used in operating activities	(18,902)	(6,545)

Cash flows from investing activities:
Purchase of certificate of deposit	(75)	(100)
Purchases of property and equipment	(1,476)	(682)

Net cash used in investing activites	(1,551)	(782)

Cash flows from financing activities:
Proceeds from notes payable to bank	3,040	143
Proceeds from senior subordinated notes payable and warrants	5,000	2,721
Payments on notes payable to bank	(65)	(582)
Payments on notes payable and related party loans	—	(5)
Principal payments under capital lease obligations	(147)	(149)
Proceeds from issuances of preferred stock and warrants	10,767	7,156
Proceeds from issuances of common stock	15	43

Net cash provided by financing activities	18,610	9,327

Net increase (decrease) in cash and cash equivalents	(1,843)	2,000
Cash and cash equivalents at beginning of year	3,427	1,427

Cash and cash equivalents at end of year	$1,584	$3,427

Supplemental disclosures of cash flow information:
Cash paid for interest	$203	$119

Equipment acquired under capital leases	$365	$251

Conversion of notes to preferred stock	$—	$2,721

Accretion on mandatorily redeemable convertible preferred stock	$618	$256

Receipt of notes receivable from stockholders for option exercises	$661	$12

The accompanying notes are an integral part of these consolidated financial statements.

INTELLIGENT REASONING SYSTEMS, INC.
Notes to Consolidated Financial Statements
(In thousands, except share data)

1.  Organization and Nature of Operations

    Intelligent Reasoning Systems, Inc. ("IRSI" or the "Company") was incorporated in New Mexico in 1992 as a privately held S-Corporation, and reincorporated in the State of Texas in 1996, as a privately held C-Corporation. In 1999, Intelligent Reasoning Systems International, Inc. ("International") was incorporated in Delaware as a wholly owned subsidiary of IRSI. International was formed to provide sales and marketing support in countries other than the United States of America. The financial statements of International have been consolidated with IRSI and all intercompany transactions have been eliminated.

    IRSI initially provided high technology research and development services for government agency projects. There were no revenues in 2000 and 1999 derived from services related to government agency projects. The Company has leveraged the government research and development programs into the development, design, assembly, sales and marketing of automated optical inspection systems used in the manufacturing of complex printed-wire-board assemblies. The systems detect and classify defects in highly complex printed-wire-board assemblies using software technology that mimics human reasoning. Research and development continues for automated optical inspection for the High-Density Interconnect segment of the printed-wire-board market.

    The Company is subject to the risks and uncertainties frequently encountered by companies in new and rapidly evolving markets. These risks include, but are not limited to, the failure to develop and extend the Company's products and the rejection of the Company's products by customers. The Company had an accumulated deficit at December 31, 2000 and 1999 and experienced net operating losses and negative cash flows from operations for each of the years then ended. The Company's ability to implement its ultimate business plan is dependent upon its ability to raise additional financing through public or private equity financings, or establish profitable operations.

2.  Summary of Significant Accounting Policies

    Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Fair Value of Financial Instruments—The fair value of the Company's cash equivalents, accounts receivable and accrued expenses approximate their carrying values due to their short maturities. The fair value of the Company's debt obligations approximates their carrying values based on interest rates currently available for instruments with similar terms.

    Concentrations—Financial instruments which potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company limits the amount of credit exposure to any one entity. From time to time, the Company's cash and cash equivalent balances exceed federally insured limits. The Company has not experienced any losses with respect to its cash and cash equivalents. The Company performs credit evaluations of its customers and generally does not require collateral on accounts receivable balances and provides allowances for potential credit losses and product sales returns. The Company's supplier arrangements for the production of certain vital components of its optical inspection systems and related products are concentrated with a small number of key suppliers. Revenue is concentrated with several major customers. The loss of a major customer or a change of suppliers could affect operating results adversely.

    Cash and Cash Equivalents—The Company considers all liquid investments with original maturities of three months or less to be classified as cash equivalents. Cash equivalents are stated at cost, which approximates market value.

    Property and Equipment—Property and equipment are stated at cost. Depreciation of property and equipment has been computed using the straight-line method over the estimated useful lives of the related assets of generally three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the related asset or the remaining life of the lease.

    Impairment of Long-Lived Assets—The Company accounts for impairment of long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable.

    Inventories—Inventories are stated at the lower of cost or market, with cost being determined based on a first-in, first-out basis. Finished goods held for evaluation represents inventory shipped to customers for which the Company's revenue recognition criteria have not been met. Such amounts are recognized as the related revenue is earned.

    Revenue Recognition—Revenues from sales of the Company's automated optical inspection systems and related products are recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant Company obligations remain, the sales price is fixed and determinable and collectibility is probable. Certain sales during the year ended December 31, 2000 included product upgrade rights for specified periods. Such arrangements did not include vendor specific objective evidence of fair value for the upgrade element. Accordingly, all revenue associated with sales including upgrade rights have been deferred and are being recognized ratably over the specified upgrade period of generally one year. Revenues from sales of any extended warranties on the Company's products are deferred and recognized ratably over the extended warranty period. The Company accrues the estimated cost to repair or replace products under standard warranties when the related product revenue is recognized.

    Advertising Expenses—Advertising costs consist primarily of print advertisements for the Company's products and marketing efforts at trade shows. Trade show advertising costs are accumulated as prepaid assets until the trade show actually occurs, at which time they are expensed. All other advertising costs are expensed as incurred. Advertising expenses were $518 and $508 for the years ended December 31, 2000 and 1999, respectively.

    Research and Development Expenses—The Company charges research and development costs to expense as they are incurred.

    Stock-based Compensation—The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, as amended, and complies with the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation. The Company accounts for stock-based non-employee compensation arrangements in accordance with SFAS No. 123.

    Income Taxes—The Company uses the liability method of accounting for income taxes as set forth in SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

    Comprehensive Income—The Company had no items of comprehensive income or loss for each of the years presented and accordingly, comprehensive loss for all periods presented approximated net loss.

    Earnings per Share and Reportable Segments—In accordance with SFAS No. 128, Earnings per Share, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, as the Company had no publicly traded debt or equity prior to being acquired by Photon Dynamics, Inc. in July of 2001 (See Note 14), no earnings per share information or reportable segment information has been included in the accompanying financial statements.

    Reclassifications—Certain reclassifications have been made to the 1999 financial statements in order to conform them to the 2000 presentation.

    Recent Accounting Pronouncements—In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivatives and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, Accounting for Derivatives and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133, an amendment of FASB Statement No. 133, is effective for fiscal years beginning after June 15, 2000. The Company does not currently engage or plan to engage in hedging activities or intend to own or plan to purchase any derivative instruments.

    In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulleting ("SAB") No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 is effective for all fiscal years beginning after December 15, 1999. The adoption of SAB No. 101 did not have a material impact on the Company's financial position or results of operations.

    In March 2000, the FASB issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation—an interpretation of APB Opinion No. 25, which is generally effective July 1, 2000. Interpretation No. 44 clarifies the application of APB Opinion No. 25 for certain matters, specifically (a) the definition of an employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of Interpretation No. 44 did not have a material impact on the Company's financial position or results of operations.

    In July 2001, the FASB, issued SFAS No. 141, Business Combinations. SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. The purchase method of accounting is required to be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also defines the criteria for identifying intangible assets for recognition apart from goodwill. The Company does not anticipate that the adoption of SFAS No. 141 will have a material impact on the Company's financial position or results of operations.

    Also in July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142, discontinues amortization of acquired goodwill and instead requires annual impairment testing. Separable intangible assets will be amortized over their useful economic lives and tested for impairment in accordance with SFAS No. 121. Intangible assets with an indefinite useful economic life will not be amortized until the life of the asset is determined to be finite. For goodwill and indefinite-lived intangible assets acquired prior to July 1, 2001, goodwill will continue to be amortized until adoption of SFAS No. 142 at which time amortization will cease and a transitional goodwill impairment test will be performed. Any impairment charges resulting from the initial application of the new rules will be classified as a cumulative effect of change in accounting principle. SFAS No. 142 is applicable for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not anticipate that the adoption of SFAS No. 142 will have a material impact on the Company's financial position or results of operations.

    In October 2001, the FASB issued SFAS No. 144, Impairment of long-lived Assets. SFAS No. 144 supercedes SFAS No. 121, Accounting for the Impairment of long-lived Assets and for long-lived Assets to be Disposed of. SFAS No. 144 retains the requirements of SFAS No. 121 to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. SFAS No. 144 removes goodwill from its scope. SFAS No. 144 is applicable for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 is not expected to have a material impact on the Company's financial position or results of operations.

3.  Inventories

    Inventories consist of the following:

	December 31,
	2000	1999
Component	$1,517	$461
Work in-process	754	980
Finished goods	3,450	694
Finished goods held for evaluation	5,469	1,263

	11,190	3,398
Less—reserve for excess and obsolete inventory	(65)	(18)

	$11,125	$3,380

4.  Property and Equipment

    Property and equipment consist of the following:

	December 31,
	2000	1999
Computer hardware and purchased software	$1,883	$1,070
Leasehold facility improvements	687	262
Furniture and office equipment	682	174
Manufacturing equipment	97	—

	3,349	1,506
Less—accumulated depreciation and amortization	(840)	(359)

	$2,509	$1,147

    Included in property and equipment for December 31, 2000 and 1999 is $744 and $476, respectively, of assets acquired under capital lease. Depreciation expense, excluding amortization related to assets under capital lease, was $268 and $126 the years ended December 31, 2000 and 1999, respectively. Amortization expense related to assets under capital lease was $213 and $91 for the years ended December 31, 2000 and 1999, respectively. Accumulated amortization for assets acquired under capital lease was $169 and $149 at December 31, 2000 and 1999, respectively.

5.  Notes Payable to Bank

    During 1997, the Company entered into a loan and security agreement for $750 with a bank to finance capital equipment and support working capital requirements. Interest is calculated at the bank's prime rate plus 0.25% (9.75% at December 31, 2000). The amounts drawn for capital equipment purchases are payable in 36 monthly installments of principal plus interest, commencing February 1998. A second equipment loan was advanced in 1999 in the amount of $65 at the bank's prime rate plus 0.75% (10.25% at December 31, 2000). Principal and interest on this second equipment loan is payable in 30 monthly installments beginning November 1999. The total outstanding principal balance at December 31, 2000 for the two equipment loans was $45. Amounts drawn for working capital purposes were originally due in December 1998. In January of 1999, the Company renewed $566 of the working capital loan. This working capital loan was ultimately paid in July 1999.

    In July 2000, the Company entered into a $2,000 revolving line of credit and security agreement with a bank. Interest is calculated at the bank's prime rate plus 2.00% (11.50% at December 31, 2000). The maturity date of the credit facility was originally October 2, 2000. The credit facility was extended through November 17, 2000 and increased to a maximum of $3,000. In connection with this credit facility, the Company issued 145,000 warrants to purchase Series E preferred stock to the bank (See Note 8). On December 29, 2000, the line of credit agreement was modified into a factoring credit facility, the maximum was increased to $3,040 and the term was extended one year. The total outstanding principal balance at December 31, 2000 for the factoring credit facility was $3,040.

6.  Senior Subordinated Notes Payable

    In March 1999, the Company authorized the issuance and sale of subordinated convertible promissory notes (the "March 1999 Notes") in the maximum aggregate principal amount of $1,875. The March 1999 Notes were subordinated to the then outstanding bank notes payable. The March 1999 Notes along with accrued interest payable totaling $1,914 were converted into 5,174,124 shares of Series D Convertible Preferred Stock ("Series D") in July 1999.

    In June 1999, the Company issued promissory notes (the "June 1999 Notes"), payable on demand, to certain shareholders in the amount of $400. The June 1999 Notes along with accrued interest payable totaling $405 were converted into 1,094,595 shares of Series D preferred stock in July 1999.

    In December 1999, The Company authorized the issuance and sale of subordinated convertible promissory notes (the "December 1999 Notes") in the maximum aggregate principal amount of $400 and warrants representing the right to purchase shares of the Company's Series E Convertible Preferred Stock ("Series E") at a price of $1.00. The December 1999 Notes were subordinated to the then outstanding bank notes payable. The Company issued 40,000 warrants along with the sale of the December 1999 Notes to certain Series D holders (See Note 8). The December 1999 Notes along with accrued interest totaling $402 were converted into 401,537 shares of Series E preferred stock in December 1999.

    In August 2000, the Board of Directors authorized the issuance and sale of Senior Subordinated Convertible Notes (the "Senior Notes") with an aggregate face amount of up to $26,709, which may be converted at the option of the holder, at any time, in whole or in part into shares of the Company's Common Stock. On August 15, 2000, the Company issued $6,577 in Senior Notes in exchange for $5,000, less issuance costs of $321. The discount on the Senior Notes is being accreted to interest expense over the term of the Senior Notes using the effective interest method. Until August 15, 2002, no interest shall accrue on the Senior Notes, they will accrete between the date of original issue and the maturity date, at a rate of 15% per annum. The conversion price per share at which shares of Common Stock shall be deliverable upon conversion by the holder without payment of additional consideration by the holder is the lower of $4.00 or the price per share in an underwritten public offering. Until all of the Senior Notes have been paid or converted into common stock, IRSI or it's subsidiaries can not declare or pay any dividend or make any distribution whether in cash, property, securities or a combination thereof, with respect to any shares of Capital Stock or directly or indirectly redeem, purchase, retire any shares of its Capital Stock or set aside any amount for such purposes. In connection with the sale of the Senior Notes, the Company issued 279,807 warrants to purchase Common Stock to the holder of the Senior Notes (See Note 8). As the Company was in violation of certain covenants associated with the Senior Notes, the entire outstanding balance of $5,264 has been classified as current at December 31, 2000.

7.  Mandatorily Redeemable Convertible Preferred Stock

    The Company has authorized the issuance of 59,000,000 shares of preferred stock, par value $0.001 per share.

    At December 31, 1996, 254,780 shares of Series A Preferred Stock ("Series A") had been issued in exchange for $415, less issuance costs of $27. In connection with the issuance of shares of Series B Preferred Stock ("Series B") in 1997, the Board of Directors of the Company altered the terms of the Series A shares with regard to the dividend provisions, liquidation provisions and conversion rights. The

Board amended the dividend terms for the Series A shares from non-cumulative to cumulative. The cumulative dividends accrue at a rate of $0.10 per share per annum to the extent declared by the Company's Board of Directors. Cumulative dividends were $102 and $76 at December 31, 2000 and 1999, respectively. Pursuant to the amended liquidation provisions, the Series A liquidation rights are subordinate to the Series B, C, D and E liquidation rights. The Series A holders are entitled to the greater of $1.63 per share or such amount per share as would have been payable had each such share been converted to Common Stock pursuant to the conversion provisions, after the Series B, C, D and E holders have been paid in full. The amended conversion rights include the right to convert to Common Stock at any time at a rate equal to the product of multiplying the number of shares of Series A to be converted by $1.63 and dividing by the conversion price of $1.05 per share, as may be adjusted under the terms of the agreement. The Series A shares will automatically be converted upon the closing of an underwritten public offering of at least $20,000 at a price of at least $3.00 per share. The Series A shares are redeemable, at the option of the Company's Board of Directors, at any time after January 26, 2001. The redemption price shall be the greater of (i) $1.63 per share, plus any accrued and unpaid dividends, or (ii) the value of the Series A shares after conversion to Common Stock based on an independent valuation of the Company.

    In 1997, the Company issued 1,666,666 shares of Series B in exchange for $1,000, less issuance costs of $45. Also during 1997, the Company sold 235,415 shares of Series B to certain employees and holders of Series A for $0.60 per share. Beginning July 1, 2003 the Series B holders shall be entitled to receive annual dividends payable at a rate of $0.06 per share per annum. Such dividends shall be payable in arrears beginning June 30, 2004 upon approval of the Board of Directors. These dividends are payable in cash or in the form of shares of Common Stock at an exchange ratio of one share of Common Stock for each $0.60 of dividends otherwise payable. The Series B shares are convertible to Common Stock, at the option of the holder, at any time on a one-to-one basis, or as may be adjusted under the terms of the agreement. The Series B shares will automatically be converted upon the closing of an underwritten public offering of at least $20,000 at a price of at least $3.00 per share. The Series B shares are redeemable, at the option of the holders of the majority of the shares, beginning on July 1, 2004, and on each subsequent anniversary. The redemption price shall be $0.60 per share, plus any accrued and unpaid dividends.

    In June 1998, the Company issued 6,013,513 shares of Series C in exchange for $4,450, less issuance costs of $53. In addition, the holders of subordinated convertible promissory notes exchanged the total outstanding principal and accrued interest balance of $519 for 701,679 shares of Series C. Also during 1998, the Company sold 43,951 shares of Series C to certain employees and holders of Series A for $0.74 per share. Beginning July 1, 2003, the Series C holders shall be entitled to receive annual dividends payable at a rate of $0.074 per share per annum. Such dividends shall be payable in arrears beginning June 30, 2004 upon approval of the Board of Directors. These dividends are payable in cash or in the form of shares of Common Stock at an exchange ratio of one share of Common Stock for each $0.74 of dividends otherwise payable. Dividends will be paid on a pari passu basis with the Series B holders. The Series C shares are convertible to Common Stock, at the option of the holder, at any time on a one-to-one basis, or as may be adjusted under the terms of the agreement. The Series C shares will automatically be converted upon the closing of an underwritten public offering of at least $20,000 at a price of at least $3.00 per share. The Series C shares are redeemable, at the option of the holders of a majority of the shares, beginning on July 1, 2004, and on each subsequent anniversary. The redemption price shall be $0.74 per share, plus any accrued and unpaid dividends.

    In July 1999, the Company issued 12,790,317 shares of Series D in exchange for $4,732, less issuance costs of $240. In addition, the holders of the subordinated convertible promissory notes and demand promissory notes exchanged the total outstanding principal and accrued interest balance of $2,319 for 6,268,719 shares of Series D. Beginning July 1, 2003, the Series D holders shall be entitled to receive annual dividends payable at a rate of $0.037 per share per annum. Such dividends shall be payable in arrears beginning June 30, 2004 upon approval of the Board of Directors. These dividends are payable in cash or in the form of shares of Common Stock at an exchange ratio of one share of Common Stock for each $0.37 of dividends otherwise payable. Dividends will be paid on a pari passu basis with the Series B and Series C holders. Series D shares are convertible to Common Stock at the option of the holder, at any time on a one-to-one basis, or as may be adjusted under the terms of the agreement. The Series D shares will automatically be converted upon the closing of an underwritten public offering of at least $20,000 at a price of at least $3.00 per share. The Series D shares are redeemable, at the option of the holders of a majority of the shares, beginning on July 1, 2004 and on each subsequent anniversary. The redemption price shall be $0.37 per share, plus any accrued and unpaid dividends.

    In December 1999, the Company issued 3,350,015 shares of Series E in exchange for $3,350, less issuance costs of $686. In addition, the holders of the demand promissory notes exchanged the total outstanding principal and accrued interest balance of $402 for 401,537 shares of Series E. In January 2000, the Company issued 9,048,448 shares of Series E for proceeds of $9,048. In December 2000, the Company issued 1,750,000 shares of Series E in exchange for $1,750, less issuance costs of $31. Beginning July 1, 2003, the Series E holders shall be entitled to receive annual dividends payable at a rate of $0.10 per share per annum. Such dividends shall be payable in arrears beginning June 30, 2004 upon approval of the Board of Directors. These dividends are payable in cash or in the form of shares of Common Stock at an exchange ratio of one share of Common Stock for each $1.00 of dividends otherwise payable. Dividends will be paid on a pari passu basis with the Series B, Series C and Series D holders. Series E shares are convertible to Common Stock at the option of the holder, at any time on a one-to-one basis, or as may be adjusted under the terms of the agreement. The Series E shares will automatically be converted upon the closing of an underwritten public offering of at least $20,000 at a price of at least $3.00 per share. The Series E shares are redeemable, at the option of the holders of a majority of the shares, beginning on July 1, 2004 and on each subsequent anniversary. The redemption price shall be $1.00 per share, plus any accrued and unpaid dividends.

    Series B, C, D and E shares include a liquidation preference at their respective original issue price plus all accrued and unpaid dividends. Due to the redeemable nature of the Series A, B, C, D and E shares, their individual carrying values are being accreted to liquidation value using the effective interest method over the period to the first possible redemption date. Subsequent to receiving the aforementioned liquidation preference amounts, the Series B, C, D and E holders participate with the Common Stock shareholders on an as converted basis after the Series A holders have received $1.63 per share.

8.  Warrants

    In November 1997, the Company issued warrants to purchase 166,666 shares of Series B at $0.60 per share in connection with the sale of 1,666,666 shares of Series B preferred stock to certain investors (See Note 7). The term of these warrants is seven years. The Company utilized the Black-Scholes valuation model to determine the fair value of the warrants, which was not significant.

    In December 1999, the Company issued warrants to purchase 40,000 shares of Series E at $1.00 per share in connection with the sale of the December 1999 Notes to certain Series D shareholders (See Note 6). The term of these warrants is five years. The Company utilized the Black-Scholes valuation model to determine the fair value of the warrants, which was not significant.

    In March 2000, the Company issued warrants to purchase 1,400,000 shares of Series E at prices ranging from $1.00 to $1.20 per share as payment for commissions on Series E proceeds raised by third parties. The term of these warrants is five years. The Company valued these warrants utilizing the Black-Scholes valuation model, and has accounted for the issuance of these warrants as Series E issuance costs of $635. Based on the timing of the performance of the related services, these Series E issuance costs were accrued at December 31, 1999.

    From July through November 2000, the Company issued warrants to purchase a total of 145,000 shares of Series E to a bank in connection with the Company's revolving line of credit and security agreement with the bank (See Note 5). The term of these warrants is seven years. The Company valued these warrants utilizing the Black-Scholes valuation model, and has accounted for the issuance of these warrants as a discount of $103 on the revolving line of credit. This discount was charged to interest expense in 2000 due to the revolving nature of the credit facility.

    In August 2000, the Company issued warrants to purchase 279,807 shares of Common Stock at a price equal to the lower of $4.00 per share or the price per share in an underwritten public offering in connection with the sale of the Company's Senior Notes (See Note 6). The term of these warrants is seven years. The Company valued these warrants utilizing the Black-Scholes valuation model, and has accounted for the issuance of these warrants as a discount of $4 on the Senior Notes. This discount is being amortized to interest expense over the term of the Senior Notes.

    In December 2000, the Company issued warrants to purchase 3,500,000 shares of Series E at $1.00 per share in connection with the sale of 1,750,000 shares of Series E preferred stock to certain investors (See Note 7). The term of these warrants is five years. The Company valued these warrants utilizing the Black-Scholes valuation model, and has accounted for the issuance of these warrants as a discount of $987 on the Series E shares. This discount is being accreted over the period to the first redemption of the Series E preferred stock.

    The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes valuation model using the following assumptions:

	For the Year Ended December 31,
	2000	1999
Dividend yield	—	—
Expected volatility	75.00%	75.00%
Risk-free rate of return	4.85% - 6.20%	6.51%
Expected life	Contractual life	Contractual life

9.  Income Taxes

    Under SFAS No. 109, the components of the net deferred tax amounts recognized in the accompanying balance sheets are:

	December 31,
	2000	1999
Current deferred tax assets (liabilities):
Net operating losses	$9,845	$4,397
Research and development and other credits	154	154
Reserves, accrued expenses and other	348	57

Gross deferred tax assets	10,347	4,608
Long-term deferred tax assets (liabilities):
Basis of property and equipment	48	(10)

Gross deferred tax asset (liability)	48	(10)
Valuation allowance	(10,395)	(4,598)

Net deferred tax asset/(liability)	$—	$—

    Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, the Company has placed a valuation allowance against all of its otherwise recognizable net deferred tax asset. The Company's net operating loss and research and development credit carry-forwards totaled $28,957 and $154 at December 31, 2000. These carry-forwards expire in varying amounts through 2020. Under Section 382 of the Internal Revenue Code, changes in ownership exceeding certain levels result in an annual limitation on losses and tax credit carryforwards. Such limitation may limit the Company's ability to fully utilize its carryforwards prior to expiration. The acquisition of the Company by Photon Dynamics, Inc. in July 2001 (See Note 14) constituted such a change in ownership under Section 382 of the Internal Revenue Code.

    The difference between the tax benefit derived by applying the Federal statutory income tax rate to net losses and the benefit recognized in the financial statements is as follows:

	Year ended December 31,
	2000	1999
Benefit derived by applying the federal statutory income tax rate to net losses before income taxes	$(5,731)	$(2,540)
Permanent differences and other	(66)	(1)
Increase in valuation allowance	5,797	2,541

	$—	$—

10.  Commitments and Contingencies

    The Company is, from time to time, a party to litigation arising in the normal course of business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

    The Company leases its principle facilities and certain equipment under operating and non-cancelable capital leases. These leases have expiration dates ranging from 2001 through 2007. Rental expense under operating leases totaled approximately $337 and $131 for the years ended December 31, 2000 and 1999, respectively.

    During 1999, the Company entered into a lease agreement for its primary offices and assembly operations in Austin, Texas (the "Austin Lease"). A $100, five year irrevocable letter of credit, which is secured by a certificate of deposit, was provided to the lessor as a security deposit. The certificate of deposit has been recorded in other non-current assets in the accompanying financial statements. In March 2000, the Company amended the Austin Lease in order to acquire additional space. A $75, two year irrevocable letter of credit, which is secured by a certificate of deposit, was provided to the lessor as a security deposit. This certificate of deposit has been recorded in other non-current assets in the accompanying financial statements.

    Future minimum lease payments under all leases as of December 31, 2000 are as follows:

	Capital Leases	Operating Leases
2001	$221	$352
2002	253	354
2003	113	377
2004	—	385
2005 and thereafter	—	803

Total future minimum lease payments	587	$2,271

Amounts representing interest	(87)

Lease payments	500
Less—current portion	(221)

Long-term capital lease obligations	$279

    During 1999, the Company entered into a license agreement that provided IRSI with certain technology which enabled IRSI to develop an automated optical inspection tool for the High Density Interconnect market (the "High Density Tool"). The terms of this license agreement require the Company to pay a royalty of 3.5% on all sales of the High Density Tool to entities other than the licensor through December 31, 2004. In addition, the licensor has a preferred pricing option on its purchases of the High Density Tool. No royalties were owed to the licensor during the years ended December 31, 2000 and 1999.

11.  Significant Risks and Uncertainties

    The Company purchases key components for its products from sole or limited sources. To date, most of the Company's component purchases have been made in relatively small volumes. However, as the Company's production volume increases, increased demand will be placed on the Company's suppliers. If the Company's suppliers are unable to meet this increased demand, the Company could experience delays in acquiring components, or even shortages of certain components. Delays or shortages related to key components used in the Company's products could result in the Company's manufacturing process being delayed and could have a material adverse effect on the Company and its customer relationships.

    The Company has relied on a limited number of customers for the majority of its revenue. The loss of one or more of the Company's customers or a significant reduction of business from such customers, regardless of the reason, could have a material adverse effect on the Company.

    Revenues from certain significant customers are as follows:

	For the Year Ended December 31,
	2000	1999
Customer 1	13%	0%
Customer 2	12%	0%
Customer 3	11%	0%
Customer 4	3%	23%
Customer 5	0%	25%
Customer 6	0%	20%
Customer 7	0%	20%

    The Company performs credit evaluations of its customers and generally does not require collateral on accounts receivable balances and provides allowances for potential credit losses. Neither the reserves established nor the losses incurred have been material.

    Accounts receivable representing greater than 10% of total accounts receivable of the Company are as follows:

	December 31,
	2000	1999
Customer 1	53%	0%
Customer 2	0%	0%
Customer 3	0%	0%
Customer 4	0%	0%
Customer 5	0%	0%
Customer 6	0%	0%
Customer 7	0%	0%
Customer 8	37%	0%
Customer 9	11%	0%

12.  Stock Options

    In 1995, the Company adopted an incentive and non-qualifying stock option plan, as amended and restated effective 1997 (the "1995 Plan"). Vesting provisions generally allow for the exercise of twenty-five percent of the option shares upon the expiration of the first anniversary date of the grant and an additional twenty-five percent of the shares upon each subsequent anniversary date of the grant. The maximum term of each option grant is ten years. These options may be granted to employees, consultants, directors, and non-employee directors to purchase Common Stock at prices that are determined by the Company's Board of Directors committee at the grant dates.

    In 1999, the Company adopted the 1999 Stock Option Plan (the "1999 Plan"). Expired, forfeited and cancelled options are available to be regranted under the 1999 Plan. Vesting provisions generally allow for the exercise of twenty-five percent of the option shares upon the completion of one year of service measured from the vesting commencement date and the balance of the option shares in a series of successive equal monthly installments upon the completion of each additional month of service over the next thirty-six month period of service measured from the first anniversary of the vesting commencement date. The maximum term of each option grant is ten years. The 1999 Plan provides for early exercise of options prior to vesting while the Company retains a right to repurchase any unvested shares at the original exercise price, if the holder should forfeit the shares.

    The Company applies APB Opinion No. 25 in accounting for its stock option plans. Had compensation cost for the Company's Stock Option Plan been determined based on the fair market value at the grant dates for awards under the 1995 Plan and the 1999 Plan consistent with the method provided by SFAS No. 123, the Company's net loss would have been the following pro forma amounts for the years ended December 31, 2000 and 1999:

		For the Year Ended December 31,
		2000	1999
Net Loss	As Reported	$(16,855)	$(7,472)
	Pro forma	$(17,563)	$(7,992)

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes valuation model using the following assumptions:

	For the Year Ended December 31,
	2000	1999
Dividend yield	—	—
Expected volatility	75.00%	75.00%
Risk-free rate of return	5.66%-6.35%	4.73%-6.28%
Expected life	10 years	10 years

    Weighted average grant date fair values for options granted during the years ended December 31, 2000 and 1999 were $0.062 and $0.059, respectively.

    The following table summarizes activity under the Company's stock option plans:

	Shares Authorized for Grant	Number of Options	Weighted Average Exercise Price
Balance at December 31, 1998	476,838	2,589,900	$0.67

Increase in options authorized	5,250,000
Options granted	(5,120,600)	5,120,600	$0.06
Options exercised	—	(1,055,250)	$0.04
Options forfeited	95,750	(95,750)	$0.68

Balance at December 31, 1999	701,988	6,559,500	$0.30

Exercisable at December 31, 1999		5,161,741	$0.19

Increase in options authorized	1,000,000
Options granted	(1,735,150)	1,735,150	$0.20
Options exercised	—	(3,374,833)	$0.20
Options forfeited	1,216,559	(1,216,559)	$0.21

Balance at December 31, 2000	1,183,397	3,703,258	$0.37

Exercisable at December 31, 2000		1,656,362	$0.50

	Options Outstanding			Options Exercisable
Exercise Prices	Shares Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares Exercisable	Weighted Average Exercise Price
$0.04	1,733,008	9.30	$0.04	426,161	$0.04
$0.42	124,250	9.50	$0.42	10,000	$0.42
$0.57	180,000	5.95	$0.57	175,938	$0.57
$0.68	1,666,000	7.81	$0.68	1,044,263	$0.68

$.04—$.68	3,703,258	8.47	$0.37	1,656,362	$0.50

    During the years ended December 31, 2000 and 1999, the Company granted 1,004,800 and 1,175,000 options to employees at exercise prices less than the then fair market value of the Company's Common Stock. Stock-based compensation related to these in-the-money option grants for the years ended December 31, 2000 and 1999 was not significant.

    During the years ended December 31, 2000 and 1999, the Company accepted notes receivable from certain employees totaling $661 and $12, respectively, in exchange for the exercise of options to purchase 3,175,000 and 305,000 shares of the Company's Common Stock. Certain terms of the notes receivable result in variable accounting for the stock issuances, resulting in stock-based compensation of $348 for the year ended December 31, 2000. Stock-based compensation related to the stock issuances for the year ended December 31, 1999 was not significant.

13.  Employees' Savings Plan

    The Company's 401(k) Savings and Retirement Plan (the "401(k) Plan") is a defined contribution retirement plan with a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code (the "Code"). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code. All employees of the Company are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions up to fifteen percent of his or her compensation, subject to statutory limits. No matching contributions were made by the Company during the years ended December 31, 2000 and 1999.

14.  Subsequent Events

    In January 2001, the Company issued 850,000 shares of Series E preferred stock for gross proceeds of $850. In connection with the sale of these Series E shares, the Company issued warrants to purchase 1,700,000 shares of Series E at $1.00 per share. The Company valued these warrants utilizing the Black-Scholes valuation model, and has accounted for the issuance of these warrants as a discount of $479 on the Series E shares in 2001. The discount is being accreted over the period to the first redemption of the Series E preferred stock.

    From June through September of 2001 the Company entered into settlement agreements with numerous vendors in relation to the Company's then outstanding obligations. The Company settled $3,383 in outstanding vendor liabilities for $2,086. Of this $3,383 in settled vendor liabilities, $2,842 was comprised of liabilities included in accounts payable or accrued expenses at December 31, 2000.

    In July 2001, 100% of the ownership of the Company was acquired by Photon Dynamics, Inc. ("Photon"), a publicly traded company based in California. Photon is a supplier of integrated yield management solutions for the flat panel display industry, the printed circuit board assembly and advanced semiconductor packaging industries and the cathode ray tube ("CRT") display and CRT glass and auto glass industries.

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INTELLIGENT REASONING SYSTEMS, INC. Index
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INTELLIGENT REASONING SYSTEMS, INC. Consolidated Balance Sheets (In thousands, except share data)
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